NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

EcoStim Energy Solutions Reports Third Quarter 2016 Results

HOUSTON, TEXAS & NEUQUEN CITY, ARGENTINA – November 14, 2016 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today its financial and operating results for the three and nine months ended September 30, 2016.

Operational Highlights

●	Revenues off slightly from second quarter in a more challenging market

●	New turbine powered technology (TPU’s) crew completes successful well stimulation program

●	2nd crew successfully deployed in the field; working to build backlog for both crews

●	Capacity added in 2016 has allowed the Company to now participate in take or pay contract opportunities for 2017

●	Customer led expansion opportunity into West Texas under evaluation

Argentina Overview

Our third quarter financial results continued to be impacted by the challenging market conditions in Argentina’s conventional oil markets resulting from the deterioration in international oil prices and the uncertainty relating to the sustainability of subsidized oil prices in the country. These factors, among others have contributed to a 50% reduction in the rig count since 2015. Generally, operators in Argentina have substantially reduced oil related investments (other than the more complex horizontal wells in the unconventional areas of Vaca Muerta) and have shifted their attention to natural gas drilling. The reduced drilling and completion activity has led to a more competitive oilfield service pricing environment, and, unfortunately, the Company has been doing less work as compared with 2015 and invoicing less per job. Although natural gas drilling activity has remained strong and the current natural gas price remains attractive, we expect pricing for oilfield services to remain highly competitive until drilling activity improves and absorbs the excess well stimulation capacity.

The Company’s revenues and financial results for the third quarter reflect the market conditions described above. However the Company now has additional capacity to bid on work in the tight gas and unconventional well stimulation market segments. Our primary objective for 2017 is to secure backlog that will increase our utilization to a level that should allow the Company to generate positive cash flow. In terms of capacity, the Company has increased from a small four pump operation in 2015 to a nine pump operation in the first half of 2016. Late in the third quarter, we expanded our operations with the deployment of two of our TPU units in addition to ancillary equipment to support the operation of separate crews, thus allowing for the execution of tight gas work and increased flexibility around timing and location of jobs.

Additionally the Company has always considered expansion into other growth markets and recently received an inquiry to provide a dedicated well stimulation crew in West Texas. We are currently evaluating this opportunity and for this reason, we have decided to hold back on shipping approximately 18,000 HHP of our TPU’s to Argentina while this opportunity is under review. This project would require approximately 45,000 HHP and the Company may choose to upgrade the remaining TPU’s (27,000 HHP) to use in such an operation.

J. Chris Boswell, EcoStim's President and Chief Executive Officer, stated, “The market conditions in Argentina have remained challenging but after many months with poor visibility, we have seen a recent increase in our ability to participate in important take or pay contract opportunities for work in 2017, many of which should be decided within 30 days. We are optimistic about the potential for entering next year with a meaningful backlog of work. I believe that we are well positioned for the next several years in Argentina, where we anticipate sustainable growth. Our decision to raise capital in 2015 was based upon our view that we needed to upgrade our capability to participate in the higher-end market segments. I appreciate the support of our long-term shareholders during this historic down-cycle in the oil markets.”

Alexander Nickolatos, EcoStim’s Chief Financial Officer stated, “Start-up companies are always challenging, but we feel we have made good use of our capital by managing our spending and cost levels carefully. We currently own approximately 50,000 horsepower of “ready to work” equipment and another 27,000 horsepower that can be upgraded for less than $4 million when the market strengthens. On top of that, we have established a base, secured customers and are bidding on over $75 million in work in Argentina and we believe 2017 will provide meaningful growth opportunities for the Company.”

Quarter Financial Results

For the third quarter of 2016, EcoStim reported a net loss of $4.8 million, or a loss of $0.35 per basic and diluted share as compared to a net loss of $2.7 million, or a loss of $0.21 per basic and diluted share, reported in the third quarter of 2015. The net loss for the second quarter of 2016 was $3.7 million, or a loss of $0.27 per basic and diluted share. Net loss for the third quarter of 2016 includes approximately $1.4 million of non-cash expenses consisting of depreciation, debt amortization and stock compensation. In addition, the majority of the Company’s interest expense is paid once per year in May, but we accrue interest quarterly in accordance with GAAP. The net losses in the last two years reflect the start-up / early stage nature of our business and the efforts to increase our capacity to a level that will allow the Company to operate two separate crews and eventually provide services in all three market segments, conventional, tight gas and unconventional. We continue to believe that the second crew, with higher utilization, will allow the Company to achieve positive cash flow and eventually the third crew should allow the Company to become profitable.

G&A Expense

General and administrative ("G&A") expense in the third quarter of 2016 was approximately $1.5 million compared to $1.6 million for the prior quarter and $1.7 million for the third quarter of 2015. The G&A expense is primarily related to the sales and administrative offices in Buenos Aires and Neuquén and the cost associated with being a public Company, including our small corporate office in Houston.

R&D Expense

Research & development (“R&D”) expense in the third quarter of 2016 was $0.13 million compared to $0.11 million for the prior quarter and $0.27 million for the third quarter of 2015. R&D expense for the third quarter 2016 was primarily related to expenditures for research and development efforts around the use of fiber optic diagnostic tools and turbine-powered well stimulation equipment.

Cash and Total Liquidity

On September 30, 2016, EcoStim had cash and cash equivalents of approximately $1.6 million compared to $2.9 million at June 30, 2016 and $21.3 million on September 30, 2015.

Capital Expenditures

Total capital expenditures during the third quarter of 2016 were approximately $1.2 million compared to $1.1 million in the second quarter of 2016 and $5.0 million in the third quarter of 2015, comprised mainly of additional pressure pumping equipment for the Company’s capacity expansion.

Conference Call

In conjunction with this release, the Company has scheduled a conference call for 10:00 AM EST, 9:00 AM CST, on Monday November 14th, 2016. To participate in the call please dial 877-900-9524 from the United States and Canada, and 412-902-0029 internationally. Participants should dial in five to ten minutes before the scheduled time and must be on a touchtone telephone to ask questions. A replay of the call will be available through December 31, 2016, by dialing 877-660-6853 from the U.S and Canada, and 201-612-7415 internationally. The replay passcode is 13597819.

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology Company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling internationally. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for oil and gas producers worldwide.

Forward-Looking Statements:

Certain statements and information in this press release concerning results for the fiscal period ended September 30, 2016 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

###

Financial Statements

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,623,010	$11,742,489
Accounts receivable	4,361,877	8,155,264
Inventory	1,947,355	1,546,463
Prepaids	2,333,067	3,328,265
Other assets	54,520	48,648
Total current assets	10,319,829	24,821,129

Property, plant and equipment, net	40,410,581	37,142,578
Other non-current assets	488,633	488,633
Total assets	$51,219,043	$62,452,340

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,464,916	$1,112,812
Accrued expenses	3,886,186	3,843,497
Short-term notes payable	39,686	-
Current portion of long-term notes payable	786,647	2,825,428
Current portion of capital lease payable	762,178	686,624
Total current liabilities	8,939,613	8,468,361

Non-current liabilities:
Long-term notes payable	21,876,425	21,737,403
Long-term capital lease payable	956,852	1,485,686
Total non-current liabilities	22,833,277	23,223,089

Stockholders’ equity
Common stock	14,371	13,572
Additional paid-in capital	59,357,509	57,302,953
Treasury stock	(57,469)	(20,294)
Accumulated deficit	(39,868,258)	(26,535,341))
Total stockholders’ equity	19,446,153	30,760,890

Total liabilities and stockholders’ equity	$51,219,043	$62,452,340

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues	$2,117,977	$4,381,371	$6,289,461	$11,258,483

Operating cost and expenses:
Cost of services	3,058,554	4,514,801	7,764,719	11,513,683
Selling, general, and administrative	1,459,865	1,749,880	4,612,937	5,259,827
Research and development	129,013	269,202	403,828	762,564
Depreciation and amortization expense	1,238,370	889,396	3,354,560	2,536,525
Total operating costs and expenses	5,885,802	7,423,279	16,136,044	20,072,599

Operating loss	(3,767,825)	(3,041,908)	(9,846,583)	(8,814,116)

Other income (expenses):
Gain on sale of trading securities	-	1,542,687	-	2,415,607
Interest expenses	(932,232)	(1,010,878)	(3,064,159)	(3,013,554)
Other expenses	(33,031)	(171,685)	(205,465)	(472,612)
Total other income (expenses)	(965,263)	360,124	(3,269,624)	(1,070,559)

Provision for income taxes	(72,237)	-	(216,710)	-

Net loss	$(4,805,325)	$(2,681,784)	$(13,332,917)	$(9,884,675)

Basic and diluted loss per share	$(0.35)	$(0.21)	$(0.98)	$(1.14)

Weighted average number of common shares outstanding-basic and diluted	13,634,476	12,881,952	13,597,940	8,685,260

ECO-STIM ENERGY SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2016	2015
Operating Activities
Net loss	$(13,332,197)	$(9,884,675)
Depreciation and amortization	3,354,560	2,536,525
Amortization of debt discount and loan origination cost	191,647	191,650
Stock based compensation	566,821	1,229,073
Gain on the sale of trading securities	-	(2,415,607)
Changes in operating assets and liabilities:
Accounts receivable	3,793,387	(6,756,799)
Inventory	(400,892)	440,883
Prepaid and other assets	989,327	(1,179,430)
Accounts payable and accrued expenses	(194,077)	3,024,703
Net cash used in operating activities	(5,032,144)	(12,813,677)
Investing Activities
Purchase of equipment	(3,942,516)	(7,371,601)
Proceeds from sale of trading securities	-	10,775,501
Purchase of trading securities	-	(6,999,127)
Net cash used in investing activities	(3,942,516)	(3,595,227)
Financing Activities
Proceeds from sale of common stock	1,559,285	35,327,690
Sale of common stock issuance cost	(70,751)	(3,087,805)
Proceeds from notes payable	194,611	400,000
Payments on notes payable	(2,284,882)	(1,539,596)
Payments on capital lease	(505,907)	(440,171)
Purchase of treasury stock	(37,175)	-
Net cash provided by (used in) financing activities	(1,144,819)	30,660,118

Net increase (decrease) in cash and cash equivalents	(10,119,479)	14,251,214
Cash and cash equivalents, beginning of period	11,742,489	7,013,556
Cash and cash equivalents, end of period	$1,623,010	$21,264,770

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$3,382,069	$2,948,086
Cash paid during the year for income taxes	$94,834	$-

Non-cash transactions
Property plant and equipment additions in account payable	$2,691,444	$379,111
Interest converted to common stock	$-	$2,485,162

Non-GAAP Financial Information:

EBITDA and adjusted EBITDA, a non-GAAP term, are used by management to evaluate, assess and benchmark our operational results, we use adjusted EBITDA as a supplement measure to review and should not be considered an alternative to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and adjusted EBITDA exclude some, but not all items that affect net income and operating income. Limitations to using EBITDA as an analytical tool include:

EBITDA is defined as net loss with adjustments for depreciation and amortization, gain on sale of trading securities, interest expense, Income tax provision, and other expense.

Adjusted EBITDA used by the Company is defined as EBITDA plus adjustments for other income (expense)-net, and non-cash stock-based compensation expense.

ECO-STIM ENERGY SOLUTIONS, INC.

RECONCILIATION NET LOSS TO EBITDA AND ADJUSTED EBITDA

The following table presents a reconciliation of net loss to adjusted EBITDA, which is the most comparable GAAP performance measure, for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(4,805,325)	$(2,681,784)	$(13,332,917)	$(9,884,675)

Depreciation and amortization	1,238,370	889,396	3,354,560	2,536,525
Gain on sale of trading securities	-	(1,542,687)	-	(2,415,607)
Interest expense	932,232	1,010,878	3,064,159	3,013,554
Provision for income taxes	72,237	-	216,710	-
Other expenses	33,031	171,685	205,465	472,612
Stock based compensation	134,424	414,818	566,821	1,229,073

Adjusted EBITDA	$(2,395,031)	$(1,737,694)	$(5,925,202)	$(5,048,518)